                                                           Rule 424(b)(3)
                                                           File No. 33-62479

Pricing Supplement No. 47                                  Dated: April 17, 1997
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)



U.S.$2,500,000,000
Heller Financial, Inc.
Medium-Term Notes, Series G

(Registered Notes - Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $20,000,000               Issue Price: 100 %

Original Issue Date: April 22, 1997         Stated Maturity Date: April 22, 2002

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency:  U.S. Dollars
  (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
  (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
  (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [ ] Commercial Paper Rate [X] LIBOR      [ ] Treasury Rate
             [ ] Federal Funds Rate    [ ] Prime Rate [ ] Other:

Interest Reset Period: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 22nd day of April, July, October and January of each year, beginning July 22, 1997, up to but excluding the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 22nd day of April, July, October and January of each year, beginning July 22, 1997 and the Stated Maturity Date

Interest Determination Date(s): Two London Banking Days prior to each Interest Reset Date.

                                                           Rule 424(b)(3)
                                                           File No. 33-62479

Pricing Supplement No. 47                                  Dated: April 17, 1997
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)


Initial Interest Rate: 6.07594%

Index Maturity: N/A

Day Count Convention: Act/360

Maximum Interest Rate: N/A                            Minimum Interest Rate: N/A

Spread (+/-):+.24%                                    Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
  Initial Redemption Date:

The Redemption Price shall initially be   % of the principal amount of the Note
     to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
  Optional Repayment Dates:
  Optional Repayment Prices:

Repayment Provisions:
  (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
  Total Amount of OID:
  Yield to Maturity:
  Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .22%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO. 47
                       UNDER MTN-SERIES G PROGRAM: $1,579,750,000.00
                   b)  CUSIP #42333HHG

Agent:   Merrill Lynch & Co.
         250 Vesey Street
         New York, NY 10281